As filed with the Securities and Exchange Commission on April 16, 2013

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

WHIRLPOOL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	38-1490038
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2000 North M-63, Benton Harbor, Michigan	40922-2692
(Address of Principal Executive Offices)	(Zip Code)

Whirlpool Corporation Amended and Restated 2010 Omnibus Stock and Incentive Plan

(Full title of the plan)

Bridget K. Quinn

Group Counsel, Corporate Center & Assistant Secretary

Whirlpool Corporation

2000 North M-63

Benton Harbor, Michigan 49022-2692

(269) 923-5000

(Name and address of agent for service and telephone number, including area code, of agent for service)

Copies to:

Robert M. Hayward, P.C.

Kirkland & Ellis LLP

300 North LaSalle

Chicago, Illinois 60654

(312) 862-2000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee(3)
Common Stock, par value $1.00 per share	7,470,000 shares	$116.54	$870,553,800	$118,743.54

(1)	This Registration Statement on Form S-8 covers 7,470,000 additional shares of common stock, par value $1.00 per share, of Whirlpool Corporation available for issuance pursuant to awards under the registrant’s Amended and Restated 2010 Omnibus Stock and Incentive Plan (the “Plan”). This Registration Statement on Form S-8 also covers any additional shares of common stock of the registrant that become issuable pursuant to awards under the Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction that results in an increase in the number of the outstanding shares of common stock of the registrant.
(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) of the Securities Act. The proposed maximum aggregate offering price is calculated pursuant to Rule 457(c) and Rule 457(h) under the Securities Act on the basis of $116.54 per share, the average of the high and low sale prices of our common stock on the New York Stock Exchange on April 10, 2013.
(3)	Pursuant to General Instruction E to Form S-8, a filing fee is only being paid with respect to the registration of additional securities for the Plan. A Registration Statement on Form S-8 has been filed previously on May 3, 2010 (File No. 333-166484) covering 4,397,431 shares of common stock reserved for issuance pursuant to awards under the Plan.

EXPLANATORY NOTE

Incorporation by Reference. This Registration Statement on Form S-8 is filed pursuant to General Instruction E to Form S-8. The contents of the Registration Statement on Form S-8 previously filed by the registrant on May 3, 2010 (File No. 333-166484) are incorporated herein by reference and made a part hereof.

Registration of Additional Shares of Common Stock Under the Plan. This Registration Statement on Form S-8 is filed by the registrant to register an additional 7,470,000 shares of common stock, par value $1.00 per share, of Whirlpool Corporation, which may be awarded under the Plan pursuant to an amendment of such plan authorized by the stockholders of the registrant on April 16, 2013.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents, which have been filed by the registrant (Commission File No. 1-3922) with the Commission pursuant to the Securities and Exchange Act of 1934, as amended (the “Exchange Act”):

•	the registrant’s Annual Report on Form 10-K for the year ended December 31, 2012;

•	the registrant’s Current Reports on Form 8-K filed on January 25, 2013, February 22, 2013, February 27, 2013 and March 15, 2013; and

•

the description of the registrant’s common stock contained in the registrant’s Current Report on Form 8-K, filed on April 23, 2009, including any amendments or reports filed for the purpose of updating such description.

All reports and other documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than Current Reports on Form 8-K furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K, including any exhibits included with such information, unless otherwise indicated therein) after the date of this registration statement, but prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 5.	Interests of Named Experts and Counsel.

Bridget K. Quinn, who has rendered an opinion as to the validity of the common stock being registered by this registration statement, is an employee of the registrant and holds restricted stock equivalents and options to purchase shares of the registrant’s common stock.

Item 8.	Exhibits.

The exhibits filed as part of this registration statement are listed on the Exhibit Index that follows the signature page of this registration statement.

II-1

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Benton Harbor, State of Michigan, on April 16, 2013.

WHIRLPOOL CORPORATION

By:	/s/ Kirsten J. Hewitt
Name:	Kirsten J. Hewitt
Title:	Senior Vice President Corporate Affairs, General Counsel, and Corporate Secretary

POWER OF ATTORNEY

The undersigned directors and officers of Whirlpool Corporation hereby constitute and appoint Jeff M. Fettig, Larry M. Venturelli and Kirsten J. Hewitt, and each of them, with full power to act without the other and with full power of substitution and re-substitution, our true and lawful attorneys-in-fact, each with full power to execute in our name and behalf in the capacities indicated below any and all amendments (including post-effective amendments and amendments thereto) to this registration statement and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and hereby ratify and confirm each and every act and thing that such attorneys-in-fact, or any of them, or their substitutes, shall lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated on April 16, 2013.

Signature	Title

/s/ Jeff M. Fettig Jeff M. Fettig	Director, Chairman of the Board and Chief Executive Officer (Principal Executive Officer)

/s/ Michael A. Todman Michael A. Todman	Director and President, Whirlpool International

/s/ Larry M. Venturelli Larry M. Venturelli	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Christopher J. Kuehn Christopher J. Kuehn	Vice President and Corporate Controller (Principal Accounting Officer)

/s/ Samuel R. Allen Samuel R. Allen	Director

/s/ Diane M. Dietz Diane M. Dietz	Director

/s/ Gary T. DiCamilo Gary T. DiCamilo	Director

/s/ Kathleen J. Hempel Kathleen J. Hempel	Director

/s/ Michael F. Johnston Michael F. Johnston	Director

/s/ William T. Kerr William T. Kerr	Director

/s/ John D. Liu John D. Liu	Director

/s/ Miles L. Marsh Miles L. Marsh	Director

/s/ Harish Manwani Harish Manwani	Director

/s/ William D. Perez William D. Perez	Director

/s/ Michael D. White Michael D. White	Director

EXHIBIT INDEX

Exhibit Number	Description

4.1	Restated Certificate of Incorporation of Whirlpool Corporation (amended and restated as of April 22, 2009) (Incorporated by reference from Exhibit 3.1 to the Company’s Form 8-K filed on April 23, 2009).

4.2	By-Laws of Whirlpool Corporation (amended and restated as of April 17, 2012) (Incorporated by reference from Exhibit 3.2 to the Company’s Form 8-K filed on April 20, 2012).

5.1	Opinion of Bridget K. Quinn.

10.1	Whirlpool Corporation Amended and Restated 2010 Omnibus Stock and Incentive Plan

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Bridget K. Quinn (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page of this registration statement).